EXHIBIT 99.1

Xcerra Announces Second Quarter Results

Second Quarter Notables:

   Total sales up 11% year-over-year, semiconductor test solutions (STS) up 16%
   RF Power Amplifier market rebounds, low end analog strongest in over three years
   Strong, broad based demand drives growth for fiscal Q3 and beyond

NORWOOD, Mass., Feb. 21, 2017 (GLOBE NEWSWIRE) -- Xcerra Corporation (NASDAQ:XCRA), today announced financial results for its second fiscal quarter ended January 31, 2017.

Net sales for the quarter were $80,124,000, compared to the prior quarter’s net sales of $80,085,000.  GAAP net income for the quarter was $2,572,000, or $0.05 per diluted share.  Excluding restructuring totaling $299,000 and amortization of purchased intangible assets of $180,000, non-GAAP net income for the quarter was $3,051,000, or $0.06 per diluted share.

Dave Tacelli, president and chief executive officer, commented, “We had a solid Q2, with revenue at the higher end of our guidance but more importantly earnings above our business model. Early in January we started to see positive business trends developing and those have accelerated into our third fiscal quarter. This includes strength in both our Semi Test Solutions (STS), as well as our Electronics Manufacturing Solutions (EMS) business segments. Demand for our STS products is especially high as we plan to ship a record number of Diamondx systems during the quarter. This is partly due to the share gains from the strong adoption by multiple customers of our flat panel display driver test solution. We are also experiencing increasing demand for our tri temp MT2168 XT P&P handler from a variety of new customers. While visibility is typically limited to one quarter, we have a high degree of confidence the positive business trends we are currently seeing will continue beyond our third fiscal quarter.”

Third Quarter Fiscal 2017 Outlook

For the fiscal quarter ending April 30, 2017, net sales are expected to be in the range of $95 million to $99 million.  Non-GAAP net income for the quarter is expected to be in the range of $0.10 to $0.14 per share, assuming 54.7 million shares outstanding.  The non-GAAP net income guidance excludes amortization of purchased intangible assets of approximately $0.2 million.

The Company will conduct a conference call today, February 21, 2017 at 10:00 AM EST to discuss this release.  The conference call may be accessed via telephone by dialing (877) 853-5334. The call will be simulcast via the Xcerra web site http://xcerra.com/investors/events-presentations/.  Audio replays of the call can be heard through February 24, 2017, via telephone, by dialing (855) 859-2056; conference ID number 66523985.  A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://xcerra.com/investors/events-presentations/.

Information About Non-GAAP Measures

Xcerra supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company.  Non-GAAP net income for the quarter ended January 31, 2017 excludes the amortization of purchased intangible assets and restructuring charges. Management believes these non-GAAP measures are useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes.  A reconciliation between the Company’s GAAP and non-GAAP results is provided in the attached tables.  Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Any statements in this presentation about future expectations, plans and prospects for the Company, including financial guidance on revenue, financial operating results (including net income or loss), and earnings or loss per share, continued customer adoption of recent product introductions, product developments, potential customer expansion and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the Company's use of the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "should," "intends," "estimates," "seeks" or similar expressions, whether negative or affirmative. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the fluctuations in the demand for semiconductor devices, the ability of the Company to win orders from customers for the testing and handling of their new generation semiconductor devices and/or manufacturing processes, the fluctuations in the demand of our customer's devices in the marketplace, the Company's ability to timely develop new products, options and software applications and the level of customer demand for such products, options and software applications, the Company's ability to meet acceptance requirements for newly developed products, the conditions affecting markets in which we compete, and the Company's ability to meet its debt service obligations under its existing credit arrangement with Silicon Valley Bank, as well as the other important factors as are described in the Company's filings with the U.S. Securities and Exchange Commission, including those included under the heading "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2016. The Company disclaims any intention or obligation to update any forward-looking statements after the date of this presentation.

About Xcerra

Xcerra Corporation is comprised of four businesses in the semiconductor and electronics manufacturing test markets: atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest. The combination of these businesses creates a company with a broad spectrum of semiconductor and PCB test expertise that drives innovative new products and services, and the ability to deliver to customers fully integrated semiconductor test cell solutions.  The Company addresses the broad, divergent requirements of the mobility, industrial, automotive and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources.  Additional information can be found at www.xcerra.com or at each product group’s website; www.atg-lm.com, www.ectinfo.com, www.ltxc.com and www.multitest.com.

Xcerra is a trademark of Xcerra Corporation.
All other trademarks are the property of their respective owners.

Xcerra Corporation
Consolidated Balance Sheets
(in thousands)

ASSETS	January 31, 2017	July 31, 2016

Current assets
Cash and cash equivalents	$82,518	$83,065
Marketable securities	55,288	56,356
Accounts receivable - trade, net	69,780	76,513
Accounts receivable - other, net	562	304
Inventories, net	74,514	69,986
Prepaid expenses and other current assets	11,239	8,546
Assets held for sale	994	2,448
Total current assets	294,895	297,218

Property and equipment, net	26,601	25,483
Intangible assets, net	9,059	9,429
Goodwill	43,850	43,850
Other assets	2,222	2,103
Total assets	$376,627	$378,083

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$3,128	$2,822
Accounts payable	24,515	25,924
Other accrued expenses	30,570	31,588
Deferred revenues	6,331	6,196
Total current liabilities	64,544	66,530

Term Loan	19,528	21,197
Other long-term liabilities	8,701	8,518
Stockholders' equity	283,854	281,838
Total liabilities and stockholders' equity	$376,627	$378,083

Xcerra Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2017	2016	2017	2016

Net sales	$80,124	$72,334	$160,209	$150,735
Cost of sales	45,338	42,629	91,063	88,898
Gross profit	34,786	29,705	69,146	61,837

Engineering and product development expenses	15,013	14,834	30,309	29,897
Selling, general, and administrative expenses	18,084	18,907	36,545	36,860
Amortization of purchased intangible assets	180	296	370	710
Restructuring	299	252	406	384
Income (loss) from continuing operations	1,210	(4,584)	1,516	(6,014)

Other income, net	1,123	449	1,443	1,912
Income (loss) from continuing operations before provision for income taxes	2,333	(4,135)	2,959	(4,102)
(Benefit) provision for income taxes	(239)	1,680	369	2,591
Income (loss) from continuing operations	2,572	(5,815)	2,590	(6,693)
Income from discontinued operations, net of tax	-	8,363	-	7,576
Net income	$2,572	$2,548	$2,590	$883

Basic net income (loss) per share:
Net income (loss) from continuing operations	$0.05	$(0.11)	$0.05	$(0.12)
Net income from discontinued operations, net of tax	0.00	0.16	0.00	0.14
Basic net income per share	$0.05	$0.05	$0.05	$0.02

Diluted net income (loss) per share:
Net income (loss) from continuing operations	$0.05	$(0.11)	$0.05	$(0.12)
Net income from discontinued operations, net of tax	0.00	0.16	0.00	0.14
Diluted net income per share	$0.05	$0.05	$0.05	$0.02

Weighted-average common shares used in computing net income (loss) per share:
Basic	54,120	53,608	53,993	54,049
Diluted	54,562	53,608	54,472	54,141

Xcerra Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net (Loss) Income
(In thousands, except per share amounts)
(unaudited)

	Three Months	Basic	Diluted	Three Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	January 31, 2017	Per Share	Per Share	January 31, 2016	Per Share	Per Share

GAAP net income	$2,572	$0.05	$0.05	$2,548	$0.05	$0.05
(Income) from discontinued operations	-	-	-	(8,363)	(0.16)	(0.16)
Amortization of purchased intangible assets	180	0.00	0.00	296	0.01	0.01
Restructuring	299	0.01	0.01	252	0.00	0.00
Non-GAAP net (loss) income	$3,051	$0.06	$0.06	$(5,267)	$(0.10)	$(0.10)

Weighted average shares outstanding:		54,120	54,562		53,608	53,608

	Six Months	Basic	Diluted	Six Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	January 31, 2017	Per Share	Per Share	January 31, 2016	Per Share	Per Share

GAAP net income	$2,590	$0.05	$0.05	$883	$0.02	$0.02
(Income) from discontinued operations	-	-	-	(7,576)	(0.14)	(0.14)
Amortization of purchased intangible assets	370	0.01	0.01	710	0.01	0.01
Restructuring	406	0.01	0.01	384	0.01	0.01
Non-GAAP net (loss) income	$3,366	$0.06	$0.06	$(5,599)	$(0.10)	$(0.10)

Weighted average shares outstanding:		53,993	54,472		54,049	54,141

Investor Contact:

Richard Yerganian,
Vice President, Investor Relations
Xcerra Corporation
Tel. 781.467.5063
Email rich.yerganian@xcerra.com